Exhibit 10.11

Execution Version

ASSIGNMENT OF STOCK AGREEMENT

This ASSIGNMENT OF STOCK AGREEMENT (this “Agreement”), effective as of the Closing Date (as defined in that certain Agreement and Plan of Merger, dated as of September 30, 2022, by and among Estrella Biopharma, Inc., a Delaware corporation (the “Company”), TradeUP Acquisition Corp., a Delaware corporation (the “SPAC”), and TradeUp Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of the SPAC (“Merger Sub”) (as may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”)), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving such merger as a direct wholly-owned subsidiary of the SPAC (the “Merger”), is by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang (each, a “Transferor”), Yanbing Xiao (the “Transferee”) and the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement, a copy of which has been provided to the parties hereto.

RECITALS

WHEREAS, immediately prior to the consummation of the Merger, Cheng Liu, Jiandong (Peter) Xu, and Qian (Vicky) Yang (each, a “Transferor”) hold certain shares of Common Stock of the Company through their vested employee options (the “Shares”);

WHERRAS, the consummation of the Merger is conditioned on, among other conditions, the completion of Transaction Financing (as defined in the Merger Agreement) of no less than $20 million as provided in the Merger Agreement;

WHEREAS, the sale of Series A Preferred Stock to the Transferee will partially satisfy the Transaction Financing condition set forth in the Merger Agreement;

WHEREAS, in order to induce the Transferee to participate in the Transaction Financing, Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, with the consent of the Company, each desire to transfer 1,388,161 Shares, 1,233,921 Shares and 925,441 Shares, respectively (collectively, the “Transferred Stock”), to Transferee immediately prior to the consummation of the Merger and contingent upon the satisfaction or waiver of all the closing conditions set forth in the Merger Agreement;

WHEREAS, each Transferor has agreed to deliver to the Transferee all right, title and interest in and to the Transferred Stock, free and clear of any liens, claims and encumbrances, other than any transfer restrictions set forth in the Merger Agreement or any other applicable agreement and those arising under applicable securities laws; and

WHEREAS, this Agreement is subject to consummation of the transactions contemplated by that certain Joinder to Series A Preferred Stock Purchase Agreement (the “Joinder”), made and entered into as of July 31, 2023, by and among the Company and the Transferee, including the Company’s receipt of the entire purchase price set forth on Exhibit A to the Joinder by wire transfer of United States dollars in immediately available funds to the account specified by the Company in exchange for the shares of the Company’s Series A Preferred Stock set forth on Exhibit A to the Joinder.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto promise and agree as follows:

1. Assignment of the Transferred Stock. Each Transferor hereby assigns, transfers, conveys and delivers to the Transferee, and its successors and assigns, all of such Transferor’s right, title and interest in, to and under the Transferred Stock free and clear of any liens, claims and encumbrances, other than the transfer restrictions set forth in any applicable agreements and those arising under applicable securities laws. Each Transferor does hereby bind himself and his successors to warrant and forever defend, all and singular, title to the Transferred Stock granted to the Transferee, its successors and assigns by such Transferor, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof, by or through such Transferor, subject to the terms and conditions of any applicable agreements. For the avoidance of doubt, this assignment, transfer, conveyance and delivery of all the Transferred Stock shall occur immediately prior to the Closing of the Merger and shall be contingent upon the successful consummation of all the transactions contemplated by the Merger Agreement and the Joinder.

2. Representations. Each Transferor hereby represents and warrants that the assignment, transfer, conveyance and delivery of the Transferred Stock from each Transferor to the Transferee is being made in compliance with all applicable agreements or instruments binding upon such Transferor or such Transferor’s securities, the Securities Act of 1933 and all applicable federal and state securities laws. Each Transferor acknowledges and agrees that the Company is relying upon the foregoing representations in order to give effect to such assignment, transfer, conveyance and delivery.

3. Further Assurances. Each party hereby agrees from time to time after delivery of this instrument to do, execute, acknowledge and deliver or to cause to be done, executed, acknowledged and delivered such further transfers, assignments, conveyances and assurances as may be reasonably requested by the other party in order to effect the full assignment, transfer and assumption, as applicable, of the Transferred Stock.

4. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, and all of the terms, covenants and conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

5. Waivers. None of the provisions in this Agreement may be waived, changed or altered except in a writing signed by all of the parties hereto.

6. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

7. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission or by electronic mail, and a facsimile or electronic copy of this Agreement or of a signature of a Party will be effective as an original.

8. Voidability. For the avoidance of doubt, in the event that the transactions contemplated by the Merger Agreement and the Joinder are not consummated in accordance with their respective terms, this Agreement shall be void ab initio and of no force or effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

TRANSFEROR:

By:	/s/ Cheng Liu
Name:	Cheng Liu

By:	/s/ Jiandong Xu
Name:	Jiandong (Peter) Xu

By:	/s/ Qian Yang
Name:	Qian (Vicky) Yang

TRANSFEREE:

By:	/s/ Yanbing Xiao
Name:	Yanbing Xiao

COMPANY:

ESTRELLA BIOPHARMA, INC.

By:	/s/ Cheng Liu
Name:	Cheng Liu
Title:	Chief Executive Officer

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